Exhibit 10.2

TWELFTH AMENDED AND RESTATED LINE OF CREDIT NOTE

$90,000,000	March 2, 2022

FOR VALUE RECEIVED, PREFORMED LINE PRODUCTS COMPANY, a corporation incorporated under the laws of the State of Ohio (“PLP”) with an address at 660 Beta Drive, Mayfield Village, Ohio 44143, PREFORMED LINE PRODUCTS (AUSTRALIA) PTY LTD, a corporation incorporated under the laws of the Commonwealth of Australia (“PLP Australia”) with an address at 190 Power Street, Glendenning NSW 2761, Australia, BELOS-PLP S.A., a company organized under the laws of Poland (“PLP Poland”), with an address at 43-301 Bielsko-Biała, ul. Gen. J. Kustronia 74, Poland, PLP SUBCON GMBH, a limited liability company established and existing under the laws of Austria (“PLP Austria”) with an address at Schwefel 93/7, 6850 Dornbirn, Austria (PLP, PLP Australia, PLP Poland, and PLP Austria are each a “Borrower” and collectively, the “Borrowers”), jointly and severally, promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at 1900 East Ninth Street, Cleveland, Ohio 44114, or at such other location as the Bank may designate from time to time, the principal sum of NINETY MILLION DOLLARS ($90,000,000) (the “Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrowers hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

This Twelfth Amended and Restated Line of Credit Note evidences, but does not extinguish or satisfy, and is not a novation of, the pre-existing indebtedness of PLP, PLP Australia, and PLP Poland to the Bank under, and amends and restates that certain Eleventh Amended and Restated Line of Credit Note, dated December 28, 2021, in the original principal amount of $65,000,000, made by PLP, PLP Australia, PLP Austria and PLP Poland in favor of Bank, amending and restating that certain Tenth Amended and Restated Line of Credit Note, dated April 17, 2020, in the original principal amount of $65,000,000, made by PLP, PLP Australia, and PLP Poland in favor of Bank, amending and restating that certain Ninth Amended and Restated Line of Credit Note, dated August 26, 2019, in the original principal amount of $65,000,000, made by PLP, PLP Australia, and PLP Poland in favor of Bank, amending and restating that certain Eighth Amended and Restated Line of Credit Note, dated November 30, 2018, in the original principal amount of $65,000,000, made by PLP, PLP Australia, and PLP Poland in favor of Bank, amending and restating that certain Seventh Amended and Restated Line of Credit Note, dated March 13, 2018, in the original principal amount of $65,000,000, made by PLP, PLP Australia, and PLP Poland in favor of Bank, amending and restating that certain Sixth Amended and Restated Line of Credit Note, dated as of August 22, 2016, in the original principal amount of $65,000,000, made by PLP and PLP Australia in favor of the Bank, amending and restating that certain Fifth Amended and Restated Line of Credit Note, dated as of September 24, 2015, in the original principal amount of $50,000,000, made by PLP and PLP Australia in favor of the Bank, amending and restating that certain Fourth Amended and Restated Line of Credit Note, dated as of January 23, 2014, in the original principal amount of $50,000,000, made by PLP in favor of the Bank, amending and restating that certain Third Amended and Restated Line of Credit Note, dated as of May 24, 2012, in the original principal amount of $90,000,000, made by PLP in favor of the Bank, amending and restating that certain Second Amended and Restated Line of Credit Note, dated as of November 7, 2011, in the original principal amount of $70,000,000, made by PLP in favor of the Bank, amending and restating that certain Amended and Restated Line of Credit Note, dated as of May 31, 2011, in the original principal amount of $35,000,000, made by PLP in favor of the Bank, amending and restating that certain Line of Credit Note, dated as of February 5, 2010, in the original principal amount of $30,000,000, made by PLP in favor of the Bank (collectively, the “Original Note”). All agreements, instruments, documents and obligations related to the Original Note remain in full force and effect.

1. Advances. (a) The Borrower Representative (as defined in the Loan Agreement (as hereinafter defined)) may request advances, repay and request additional advances hereunder until the Expiration Date, subject to the terms and conditions of this Note and the Loan Documents (as hereinafter defined). The “Expiration Date” shall mean March 2, 2026, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower Representative. Each Borrower acknowledges and agrees that in no event will the Bank be under any obligation to extend or renew the Facility or this Note beyond the Expiration Date. The Borrower Representative may request advances hereunder upon giving oral or written notice to the Bank by 11:00 a.m. (Cleveland, Ohio time) (a) on the day of the proposed advance, in the case of advances to bear interest under the Base Rate Option (as hereinafter defined) and (b) three (3) Business Days prior to the proposed advance, in the case of advances to bear interest under the Daily BSBY Floating Rate Option (as hereinafter defined), followed promptly thereafter by the Borrower Representative’s written confirmation to the Bank of any oral notice. The aggregate unpaid principal amount of advances under this Note plus the LC Exposure (as defined in the Loan Agreement (as hereinafter defined)) shall not exceed the face amount of this Note.

(b) The Borrower Representative may request that advances under this Note and subject LCs under the Loan Documents be made or issued in an Agreed Foreign Currency. As used herein, the term “Agreed Foreign Currencies” shall mean Australian Dollars, Polish Zloty, Euros, and any other foreign currency requested by the Borrower Representative and approved by the Bank in its sole discretion, and “Agreed Foreign Currency” shall mean any one of such currencies. Other than the Australian Loan and the Polish Loan, each advance under this Note made in an Agreed Foreign Currency shall bear interest at the Daily BSBY Floating Rate Option in accordance with the terms hereof. The Bank may, with respect to advances made in an Agreed Foreign Currency, engage in reasonable rounding of the Agreed Foreign Currency amounts requested.

(c) All advances under this Note and subject LCs under the Loan Documents made or issued in Agreed Foreign Currencies shall be governed by the Bank’s standard fees, charges, agreements, policy guidelines and other terms and provisions relating to such advances and issuances as in effect from time to time (collectively, the “Bank’s Standard Foreign Currency Terms”), in addition to the specific provisions set forth herein. In the event of any conflict between the Bank’s Standard Foreign Currency Terms and the terms of this Note or any other Loan Document, the Bank’s Standard Foreign Currency Terms shall govern.

(d) All payments due hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imports, deductions, charges or withholdings imposed by any jurisdiction or taxing authority, domestic or foreign, and all liabilities with respect thereto, excluding (i) taxes imposed on the Bank's net income and (ii) taxes imposed on the Bank’s net income and franchise taxes imposed on the Bank, by the jurisdiction of the Bank’s lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges withholdings and liabilities being hereinafter referred to as “Taxes”). If any Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder (i) the sum payable shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions applicable to additional sums payable under this paragraph) the Bank will receive an amount equal to the sum the Bank would have received had no such deductions or withholdings been made, and (ii) each Borrower agrees to pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law and promptly provide to the Bank the official receipt or other document evidencing such payment. In addition, each Borrower agrees to pay any present or future stamp or document taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Note (hereinafter referred to as “Other Taxes”). If any Taxes or Other Taxes required to be paid by any Borrower hereunder are not paid and are imposed on and paid by the Bank, the Borrowers shall indemnify the Bank and reimburse the Bank for the amount of such payment, together with any interest, penalties and expenses in connection therewith, whether or not such tax shall have been correctly or legally imposed. Such reimbursement shall be made within thirty (30) days from the date the Bank makes written demand therefor.

The specification herein that payment be made in the relevant Agreed Foreign Currency or Dollars, as the case may be, at 1900 East Ninth Street, Cleveland, Ohio 44114 or such other location as may be designated by the Bank from time to time, is of the essence hereof. If payment is not made in the currency due hereunder or under any other Loan Document (the “Contractual Currency”) or if any court or tribunal shall render a judgment or order for the payment of amounts due hereunder or under any other Loan Document and such judgment is expressed in a currency other than the Contractual Currency, each Borrower shall indemnify and hold the Bank harmless against any deficiency in terms of the amount received by the Bank arising or resulting from any variation as between (i) the rate of exchange at which the Contractual Currency is converted into the currency actually received or the currency in which the judgment is expressed (the “Received Currency”) and (ii) the rate of exchange at which the Bank would, in accordance with normal banking procedures, be able to purchase the Contractual Currency with the Received Currency by the Bank on the Business Day following receipt of the Received Currency. If the court or tribunal has fixed the date on which the rate of exchange is determined for the conversion of the judgment currency into the Contractual Currency (the “Conversion Date”) and if there is a change in the rate of exchange prevailing between the Conversion Date and the date of receipt by the Bank, then the Borrowers will, notwithstanding such judgment or order, pay such additional amount as may be necessary to ensure that the amount paid in the Received Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount then due to the Bank from the Borrowers hereunder in the Contractual Currency.

If a Borrower shall wind up, liquidate, dissolve or become bankrupt while there remains outstanding (i) any amounts owing to the Bank under this Note or under any other Loan Document, (ii) any damages owing to the Bank in respect of a breach of any of the terms hereof or (iii) any judgment or order rendered in respect of such amounts or damages, each Borrower shall indemnify and hold the Bank harmless against any deficiency in terms of the Contractual Currency in the amounts received by the Bank arising or resulting from any variation as between (a) the rate of exchange at which the Contractual Currency is converted into another currency (the “Liquidation Currency”) for purposes of such winding-up, liquidation, dissolution or bankruptcy with regard to the amount in the Contractual Currency due or contingently due hereunder or under any other Loan Document or under any judgment or order into which the relevant obligations hereunder or under any other Loan Document shall have been merged and (b) the rate of exchange at which the Bank could, in accordance with normal banking procedures be able to purchase the Contractual Currency with the Liquidation Currency at the earlier of (1) the date of payment of such amounts or damages and (2) the final date or dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy. As used in the preceding sentence, the “final date” or “dates for the filing of proofs of a claim in a winding-up, liquidation, dissolution or bankruptcy” shall be the date fixed by the liquidator or other appropriate person or otherwise applicable under the applicable law as being the last practicable date as of which the liabilities of a Borrower may be ascertained for such winding-up, liquidation, dissolution or bankruptcy before payment by the liquidator or other appropriate person in respect thereof.

2. Rate of Interest. Each advance outstanding under this Note will bear interest at a rate or rates per annum as may be selected by the Borrowers from the interest rate options set forth below (other than advances denominated in Australian Dollars which shall bear interest at the rate per annum set forth in subpart (iv) below and other than advances denominated in Polish Zloty which shall bear interest at the rate per annum set forth in subpart (v) below) (each, an “Option”):

(i) Base Rate Option. A rate of interest per annum which is at all times equal to (A) the Base Rate plus (B) the Applicable Margin per annum, then in effect. If and when the Base Rate (or any component thereof) changes, the rate of interest with respect to any advance to which the Base Rate Option applies will change automatically without notice to the Borrowers, effective on the date of any such change. There are no required minimum interest periods for advances bearing interest under the Base Rate Option.

(ii) Daily BSBY Floating Rate Option. In the case of BSBY Rate Loans denominated in Dollars, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the BSBY Screen Rate as determined for each applicable Interest Period plus the Applicable Margin.

(iii) Benchmark Option. A rate per annum which is at all times equal to (A) Benchmark plus (B) the Applicable Margin per annum. If and when Benchmark (or any component thereof) changes, the rate of interest with respect to any advance to which the Benchmark applies will change automatically without notice to the Borrowers, effective on the date of any such change.

(iv) Australian Dollar Loans. The rate per annum equal to (A) the Australian Bank Bill Swap Bid Rate or the successor thereto as approved by the Bank as published by Bloomberg (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Bank from time to time), rounded to the nearest 1/100th of 1% (with .005% being rounded up) per annum at approximately 10:00 a.m., Sydney, Australia time, two (2) Business Days prior to the commencement of such Australian Dollar Loan Interest Period, as the rate for deposits in Australian Dollars with a maturity comparable to such Australian Dollar Loan Interest Period plus (B) the Applicable Margin per annum, then in effect, for the applicable Australian Dollar Loan Interest Period.

(v) Polish Zloty Loans. The rate per annum equal to (A) WIBOR plus (B) the Applicable Margin per annum, then in effect, for the applicable Polish Zloty Loan Interest Period.

(vi) Terms Applicable to Advances in Affected Currencies.

(A)
Affected Currencies. Notwithstanding anything to the contrary herein or in any other Loan Document, effective as of the December 28, 2021, (i) the LIBOR Option and Benchmark Option shall not be available for any advance under this Note denominated in any Affected Currency, and (ii) any request for a new advance under this Note denominated in an Affected Currency, or to continue or convert an existing advance under this Note denominated in an Affected Currency, shall be deemed to be a request for a new RFR Loan denominated in such Affected Currency; provided, that to the extent any advance under this Note denominated in an Affected Currency and bearing interest at LIBOR is outstanding on December 28, 2021, such advance shall continue to bear interest at LIBOR until the end of the current Interest Period or payment period applicable to such advance; provided that, in the case of an advance under this Note that bears interest at a daily floating rate with no Interest Period, such Loan shall be deemed to be an RFR Loan immediately upon December 28, 2021.
(B)
References to LIBOR, LIBOR Option and Interest Period in this Note and Loan Agreement. For purposes of any requirement for the Borrowers to compensate the Bank for losses in this Note resulting from any continuation, conversion, payment or prepayment of any advance under this Note that bears interest based upon LIBOR on a day other than the last day of any Interest Period, references to the Interest Period shall be deemed to include any relevant interest payment date or payment period for a Term RFR Rate Loan.

(C)
Interest Rates. The Bank does not warrant or accept responsibility for and shall not have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “RFR”, “Daily Simple RFR” or “Term RFR”, or with respect to any alternative or successor rate thereto, or replacement rate therefor, or of any Conforming Changes.
(D)
Conforming Changes. With respect to any Daily Simple RFR, Term RFR, or any Benchmark Replacement, the Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in this Note or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Note or any other Loan Document; provided that with respect to any such amendment effected, the Bank shall provide notice to the Borrowers of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
(E)
Interest Rate Options. Subject to the provisions of this Note relating to default interest and numbers of interest periods under this Note, the Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the advances under this Note denominated in Affected Currencies as selected by it from the applicable Interest Rate Options specified below applicable to the advances under this Note it being understood that, subject to the provisions of this Note, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the advances under this Note denominated in Affected Currencies comprising different Borrowing Tranches and may renew one or more Interest Rate Options with respect to all or any portion of the Loans denominated in Affected Currencies comprising any Borrowing Tranche; provided that if an Event of Default exists and is continuing, the Borrowers may not request or renew any Term RFR Option or Daily Simple RFR Option for any advances under this Note and the Bank may demand that all existing Borrowing Tranches denominated in an Affected Currency shall either (i) (x) in relation to Term RFR Rate Loans, be converted immediately to the Base Rate Option denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) at the end of the Interest Period therefor; and (y) in relation to Daily Simple RFR Loans, be converted immediately to the Base Rate Option denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) or (ii) in relation to Term RFR Rate Loans, be prepaid at the end of the applicable Interest Period in full, subject in all cases to the obligation of the Borrowers to pay any indemnity under this Note in connection with any such conversion. If at any time the designated rate applicable to any advance under this Note made by the Bank exceeds the Banks’s highest lawful rate, the rate of interest on the Bank’s advance under this Note shall be limited to the Bank’s highest lawful rate. The applicable Base Rate, Daily Simple RFR or Term RFR shall be determined by the Bank, and such determination shall be conclusive absent manifest error. Interest on the principal amount of each advance under this Note denominated in an Affected Currency shall be paid by the Borrowers in such Affected Currency. Borrowers shall have the right to select from the following Interest Rate Options applicable to the advances under this Note denominated in an Affected Currency:
a.
Term RFR Option: On and after the Term RFR Transition Date with respect to any applicable Affected Currency, in the case of advances under this Note denominated in any Affected Currency that bear interest based on a Term RFR, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on advances under this Note denominated in Affected Currencies as to which market practice differs from the foregoing shall be computed in accordance with market practice for such advances) equal to the Term RFR for such Affected Currency as determined for each applicable Interest Period plus the RFR Adjustment plus the Applicable Margin.
b.
Daily Simple RFR Option: Prior to the Term RFR Transition Date with respect to advances under this Note that bear interest at a rate based on a Daily Simple RFR denominated in any Affected Currency, a fluctuating rate per annum (computed on the basis of a year of 360 days and actual days elapsed, except that interest on advances under this Note denominated in any Affected Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans) equal to the Daily Simple RFR for such Affected Currency plus the RFR Adjustment plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the applicable Daily Simple RFR.
(F)
Interest Payment Dates. Interest on advances under this Note denominated in Affected Currencies to which the Term RFR Option applies shall be due and payable on the last day of each Interest Period for those advances and, if such Interest Period is longer than three (3) months, also on the 90th day of such Interest Period, and at such other times as may be specified in this Note. Interest on advances under this Note denominated in Affected Currencies to which the Daily Simple RFR Option applies shall be due and payable in arrears on the first day of each month and at such other times as may be specified in the Agreement.
(G)
Interest Periods. At any time when the Borrowers shall select any RFR Loan, or convert to or renew a Term RFR Option with respect to advances under this Note denominated in Affected Currencies, the Borrowers shall notify the Bank thereof at least four (4) Business Days prior to the effective date of (y) the selection of such Daily Simple RFR Option or such Term RFR Option, or (z) the conversion to or renewal of such Term RFR Option, in each case, by delivering an advance request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term RFR Option:
a.
Each Borrowing Tranche of Loans under the Term RFR Option shall be in integral multiples of the Dollar Equivalent of $50,000 and not less than the Dollar Equivalent of $100,000.
b.
In the case of the renewal of a Term RFR Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
c.
No advance under this Note denominated in any Affected Currency may be converted into an advance under this Note with a different Interest Rate Option, or advance denominated in a different currency.

(H)
Selection of Interest Rate Options. If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of advances under this Note in an Affected Currency under any Term RFR Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of sub-section (vi)(H) above, then, unless such Borrowing Tranche is repaid as provided herein, the Borrowers shall be deemed to have selected that such Borrowing Tranche shall automatically be continued under the applicable Term RFR Option in its original Affected Currency with an Interest Period of one (1) month at the end of such Interest Period. If on and after the Term RFR Transition Date with respect to any Affected Currency, the Borrowers provide any advance request under this Note related to an advance under this Note at the Term RFR Option for such Affected Currency, but fails to identify an Interest Period therefor, such Loan Request shall be deemed to request an Interest Period of one (1) month. Any advance request that fails to select an Interest Rate Option shall be deemed to be a request for the Base Rate Option. If no election as to currency is specified in the applicable Loan Request, then the requested Loans shall be made in Dollars.
(I)
Computation of Dollar Equivalent Amounts of Advances in Affected Currencies. With respect to any amount of any Loan denominated in an Affected Currency, the Bank may determine the Dollar Equivalent utilizing Bank’s standard practices (which determination shall be conclusive absent manifest error) with such frequency (including daily) that the Bank deems to be necessary or advisable in its sole discretion.
(J)
Unascertainable; Increased Costs; Deposits Note Available. If at any time:
a.
the Bank shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the Daily Simple RFR or Term RFR applicable to an advance under this Note denominated in an Affected Currency cannot be determined pursuant to the definition thereof, including, without limitation, because such rate for the corresponding applicable Affected Currency is not available or published on a current basis or (y) a fundamental change has occurred in the foreign exchange or interbank markets with respect to such Affected Currency or with respect to such rate (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls), or
b.
the Bank determines (which determination shall be conclusive and binding absent manifest error) that (x) prior to the Term RFR Transition Date with respect to any advances under this Note that bear interest based on a Daily Simple RFR denominated in any Affected Currency, the Daily Simple RFR with respect to such Affected Currency cannot be determined pursuant to the definition thereof or (y) on and after the Term RFR Transition Date with respect to any advances under this Note that bear interest based on a Term RFR denominated in any Affected Currency, the Term RFR for such Affected Currency cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, or
c.
the Bank determines that for any reason in connection with any request for a Term RFR Rate Loan denominated in an Affected Currency or a conversion thereto or a continuation thereof that (A) deposits in the applicable Affected Currency are not available to the Bank in connection with such Term RFR Rate Loan, or are not being offered to banks in the market for the applicable Affected Currency, amount, and Interest Period of such Term RFR Rate Loan, or (B) the Term RFR Option for any requested Affected Currency or Interest Period with respect to a proposed Term RFR Rate Loan, as applicable, does not adequately and fairly reflect the cost to the Bank of funding, establishing or maintaining such advance, then the Bank shall have the rights specified in subsection (L) below

(K)
Illegality. If at any time the Bank shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any advance under this Note denominated in an Affected Currency to which any Interest Rate Option applies, or the determination or charging of interest rates based upon any Interest Rate Option has been made impracticable or unlawful, by compliance by the Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or any Official Body has imposed material restrictions on the authority of the Bank to purchase, sell, or take deposits of any Affected Currency in the applicable interbank market for the applicable Affected Currency, then the Bank shall have the rights specified in Section 4(j)(iii) Bank’s Rights of this Section 2(vi).

(L)
Bank’s Rights. In the case of any event specified in subsection (J) above, the Bank shall promptly so notify the Borrowers thereof, and in the case of an event specified in subsection (K) above, the Bank shall promptly so notify the Borrowers.
a.
Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of the Bank to allow the Borrowers to select, convert to or renew an advance under this Note under the affected Interest Rate Option in each such Affected Currency shall be suspended (to the extent of the affected Interest Rate Option, or the applicable Interest Periods) until the Bank shall have later notified the Borrowers of the Bank’s determination that the circumstances giving rise to such previous determination no longer exist.
b.
If at any time the Bank makes a determination under subsection (J) above, (i) if the Borrowers have previously notified the Bank of their selection of, conversion to or renewal of an affected Interest Rate Option, and such Interest Rate Option has not yet gone into effect, such notification shall with regard to any such pending request for advances under this NOte denominated in an Affected Currency, be deemed ineffective (in each case, to the extent of the affected Interest Rate Option, or the applicable Interest Periods), (ii) any outstanding affected advances under this Note denominated in Dollars shall be deemed to have been converted into Base Rate Loans immediately or, in the case of Term RFR Rate Loans, at the end of the applicable Interest Period, and (iii) any outstanding affected Loans denominated in an Affected Currency shall, at the Borrowers’ election, either be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Affected Currency) immediately or, in the case of Term RFR Rate Loans, at the end of the applicable Interest Period or prepaid in full immediately or, in the case of Term RFR Rate Loans, at the end of the applicable Interest Period; provided, however that absent notice from the Borrowers of conversion or prepayment, such advances shall automatically be converted to Base Rate Loans (in an amount equal to the Dollar Equivalent of such Affected Currency).
c.
If the Bank notifies the Borrower Representative of a determination under Section (K) above, the Borrowers shall, subject to the Borrowers’ indemnification Obligations under this Note and the other Loan Documents, as to any advance under this Note of the Bank to which an affected Interest Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such advance (which shall be, with respect to advances under this Note denominated in an Affected Currency, in an amount equal to the Dollar Equivalent of such Affected Currency) or prepay such advance in accordance with the Agreement. Absent due notice from the Borrowers of conversion or prepayment, such advance shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan (which shall be, with respect to Loans denominated in an Affected Currency, in an amount equal to the Dollar Equivalent of such Affected Currency) upon such specified date.
(M)
Benchmark Replacement Setting for Affected Currencies. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with any interest rate hedge shall be deemed not to be a “Loan Document” for purposes of this subsection (M)), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark for any Affected Currency, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrowers without any amendment to, or further action or consent of any other party to, this Note or any other Loan Document.
(N)
Benchmark Replacement Setting for Affected Currencies. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an interest rate hedge shall be deemed not to be a “Loan Document” for purposes of this subsection (N)), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark for any Affected Currency, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrower Representative without any amendment to, or further action or consent of any other party to, the Agreement or any other Loan Document.

(O)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will no longer be representative, then the Bank may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor was removed pursuant to clause (i) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark, then Bank may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(P)
Term RFR Transition Event. Notwithstanding anything to the contrary in this Note or in any other Loan Document and subject to the proviso below in this paragraph, if a Term RFR Transition Date has occurred prior to the Reference Time in respect of any setting of the then-current Benchmark consisting of a Daily Simple RFR for the applicable Affected Currency, then the applicable Term RFR, if any, will replace such Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark for the applicable Affected Currency setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Note or any other Loan Document; provided that this clause (i) shall not be effective unless the Bank has delivered to the Borrowers a Term RFR Notice with respect to the applicable Term RFR Transition Event. For the avoidance of doubt, the Bank shall not be required to deliver a Term RFR Notice after a Term RFR Transition Event and may elect or not elect to do so in its sole discretion.

(vii) Benchmark Replacement

(A)
Announcements Related to LIBOR. On March 5, 2021, the ICE Benchmark Administration, the administrator of LIBOR (the “IBA”) and the U.K. Financial Conduct Authority, the regulatory supervisor for the IBA, announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month USD LIBOR tenor settings (collectively, the “Cessation Announcements”). The parties hereto acknowledge that, as a result of the Cessation Announcements, a Benchmark Transition Event occurred on March 5, 2021 with respect to USD LIBOR under clauses (1) and (2) of the definition of Benchmark Transition Event below; provided however, no related Benchmark Replacement Date occurred as of such date.

(B)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (x) if the Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” on the Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment or further action or consent of any other party hereto or to any other Loan Document; and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” on the Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Eastern time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Borrowers without any amendment hereto or to any other Loan Document, or further action or consent of the Borrowers.

(C)
Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of the Borrowers.

(D)
Notices; Standards for Decisions and Determinations. The Bank will promptly notify the Borrowers of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Bank pursuant to this Note, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from the Borrowers.

(E)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or the BSBY Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Bank may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Bank may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(F)
Benchmark Unavailability Period. Upon the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any request for a loan or advance of, conversion to or continuation of a BSBY Rate loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a loan or advance of or conversion to a loan or advance at the Fallback Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Fallback Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Fallback Rate.

(G)
Secondary Term SOFR Conversion. Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment or further action or consent of any other party hereto or to any other Loan Document; and (ii) loans outstanding on the Secondary Term SOFR Conversion Date bearing interest based on the then-current Benchmark shall be deemed to have been converted to loans bearing interest at the Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, (A) this paragraph (g) shall not be effective unless the Bank has delivered to the Borrowers a Term SOFR Notice and (B) this paragraph (g) shall not be effective with respect to the Facility if the Borrowers have outstanding an interest rate swap with the Bank to hedge, in whole or part, the floating rate risk under the Facility on the Secondary Term SOFR Conversion Date.

For purposes hereof, the following terms shall have the following meanings:

“Adjustment Date” means the date, with respect to each fiscal quarter of PLP in each fiscal year, commencing with the first (1st) fiscal quarter end immediately following the date hereof, that is the first day of the first calendar month after the date on which PLP delivers the financial statements required hereunder to be delivered with respect to such fiscal quarter, together with a Compliance Certificate.

“Affected Currency” means Euros.

“Applicable Margin” shall mean, for any day, with respect to any advance made under the Facility, (i) from the date hereof until the first Adjustment Date thereafter, (x) the percentage per annum applicable to subject LCs, Base Rate Option, Daily BSBY Floating Rate Option, Benchmark

Option, Australian Dollar Loans or Polish Zloty Loans, as the case may be in Tier 1 in the table set forth below, and (ii) from and after such first Adjustment Date and any subsequent Adjustment Date, the percentage per annum applicable to subject LCs, Base Rate Option, Daily BSBY Floating Rate Option, Benchmark Option, Australian Dollar Loans or Polish Zloty Loans, as the case may be, corresponding to the level of the Funded Debt to EBITDA Ratio in the table set forth below for the trailing twelve month period ending on the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date, provided, however, that notwithstanding clauses (i) and (ii) above, to the extent that either (A) the financial statements or the Compliance Certificate required to be delivered following any fiscal quarter are not delivered by the due date therefor, or (B) any Event of Default has occurred and is continuing, then the Applicable Margin shall be, from and after such due date or the date of such Event of Default (as applicable) until the date on which such financial statements and Compliance Certificate are delivered or such Event of Default is no longer continuing (as applicable), the percentage per annum applicable to subject LCs, Base Rate Option, Daily BSBY Floating Rate Option, Benchmark Option, Australian Dollar Loans or Polish Zloty Loans, as the case may be, set forth in Tier 2; provided, further, however, that nothing in herein shall limit the applicability of Section 6 with respect to the imposition of a default rate of interest:

	Funded Debt to EBITDA Ratio	Applicable Margin for Base Rate Option (bps)	Applicable Margin for Daily BSBY Floating Rate Option (bps)	Applicable Margin for Benchmark Option (bps)	Applicable Margin for Australian Dollar Loans (bps)	Applicable Margin for subject LCs (bps)	Applicable Margin For Polish Zloty Loans (bps)
Tier 1	Less than or equal to 2.25x	0	112.5	112.5	112.5	112.5	112.5
Tier 2	Greater than 2.25x	37.5	150	150	150	150	150

“Australian Bank Bill Swap Bid Rate” shall mean the bank bill interest rate, the wholesale interbank rate within Australia as published by the Australian Financial Markets Association (AFMA). It is the borrowing rate among the country’s top market makers, and is widely used as the benchmark interest rate for financial instruments.

“Australian Dollar Loan Interest Period” shall mean, as to any advance to which the Australian Bank Bill Swap Bid Rate applies, the period of thirty (30) days, commencing on the date of disbursement of an advance (or the date of conversion of an advance to the Australian Bank Bill Swap Bid Rate, as the case may be) and each successive period of thirty (30) days thereafter; provided that, if an Australian Dollar Loan Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Australian Dollar Loan Interest Period shall end on the next preceding Business Day.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, for any (A) Affected Currency, as applicable, (x) if the then-current Benchmark for such Affected Currency is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark for such Affected Currency, as applicable, pursuant to this Note as of such date and (B) currency other than any Affected Currency (x) if the then-current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining such Benchmark or the length of an Interest Period under the terms of the Facility as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to paragraph (e) of this Note (Unavailability of Tenor of Benchmark), or (y) if the then-current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark under the terms of the Facility as of such date. For the avoidance of doubt, the Available Tenor for the Daily BSBY Floating Rate and the Daily Simple RFR is one month.

“Base Rate” shall mean the highest of (A) the Prime Rate, and (B) the sum of the Federal Funds Open Rate plus fifty (50) basis points (0.50%), and (C) the sum of the Daily BSBY Floating Rate plus one hundred (100) basis points (1.0%), so long as the Daily BSBY Floating Rate is offered, ascertainable and not unlawful.

“Benchmark” means, initially, (A) with respect to any Obligations, interest, fees, commissions, or other amounts denominated in, or calculated with respect to Affected Currencies the Daily Simple RFR or Term RFR applicable for such Affected Currency, and includes any replacement for such Benchmark implemented in accordance with the provisions of the Agreement and (B) with respect to any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to currencies other than Affected Currencies, the BSBY Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the BSBY Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (b) of this Note (Benchmark Replacement).

“Benchmark Replacement” means, (A) with respect to any Affected Currency for any Available Tenor for the applicable Benchmark Replacement Date: the sum of (A) the alternate benchmark rate that has been selected by the Bank as the replacement for the then-current Benchmark for the applicable Available Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; provided, that if the Benchmark Replacement as determined above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of the Agreement and the other Loan Documents; and provided further, that any such Benchmark Replacement shall be administratively feasible as determined by the Bank in its sole discretion; and provided further, that with respect to a Term RFR Transition Event for any Affected Currency, on the Term RFR Transition Date the “Benchmark Replacement” shall be the Term RFR for such Affected Currency and (B) with respect to any currency other than any Affected Currency for any Available Tenor, the first alternative set forth in the order below that can be determined by the Bank on the applicable Benchmark Replacement Date; provided, however, if the Borrowers have outstanding an interest rate swap with the Bank on the Benchmark Replacement Date to hedge, in whole or part, the floating rate risk under the Facility:

(1)
the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)
the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3)
the sum of: (a) the alternate benchmark rate that has been selected by the Bank as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time, and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition, all in accordance with paragraph (g) (Secondary Term SOFR Conversion) above. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes hereof and of the other Loan Documents.

“Benchmark Replacement Adjustment” means, (A) with respect to any replacement of the then-current Benchmark relating to an Affected Currency with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank for the applicable Corresponding Tenor giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement and (B) with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1)
for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the applicable amount(s) set forth below:

Available Tenor	Benchmark Replacement Adjustment*
One-Week	0.03839% (3.839 basis points)
One-Month	0.11448% (11.448 basis points)
Two-Months	0.18456% (18.456 basis points)
Three-Months	0.26161% (26.161 basis points)
Six-Months	0.42826% (42.826 basis points)
* These values represent the ARRC/ISDA recommended spread adjustment values available here: https://assets.bbhub.io/professional/sites/10/IBOR-Fallbacks-LIBOR-Cessation_Announcement_20210305.pdf.

(2)
for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank for the applicable Corresponding Tenor, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities;

provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of the Facility and the Loan Documents).

“Benchmark Replacement Date” means (A) with respect to any Affected Currency, a date and time determined by the Bank, which date shall be at the end of an Interest Period, if applicable, and no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Bank, which date shall promptly follow the date of the public statement or publication of information referenced therein; or

(3) in the case of a Term RFR Transition Event, the date that is set forth in the Term RFR Notice provided to the Borrowers pursuant to this Section titled “Benchmark Replacement Setting”, which date shall be at least 30 days from the date of the Term RFR Notice.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clauses (1), (2), or (3) of this definition with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).and

(B) with respect to any currency other than any Affected Currency the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Bank, which date shall promptly follow the date of the public statement or publication of information referenced therein;

(3) in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Borrowers pursuant to this Note, which date shall be at least 30 days from the date of the Term SOFR Notice; or

(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrowers.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means (A) the occurrence of one or more of the following events, with respect to any then-current Benchmark for any Affected Currency:

(1) a public statement or publication of information, by or on behalf of the administrator of such Benchmark for such Affected Currency (or the published component used in the calculation thereof), announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark for such Affected Currency (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication there is no successor administrator that will continue to provide any Available Tenor of such Benchmark for such Affected Currency (or component thereof);

(2) a public statement or publication of information by an Official Body having jurisdiction over the Bank, the regulatory supervisor for the administrator of such Benchmark for such Affected Currency (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark for such Affected Currency (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark for such Affected Currency (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark for such Affected Currency (or such component), which states that the administrator of such Benchmark for such Affected Currency (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark for such Affected Currency (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark for such Affected Currency (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Bank announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative; and

(B) with respect to any currency other than any Affected Currency, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)
a public statement or publication of information by a Governmental Authority having jurisdiction over the Bank, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Bank announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Note in accordance with Section 2(vi)(M) [Benchmark Replacement Setting for Affected Currencies], and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Note.

“Borrowing Tranche” means specified portions of advanced outstanding under this Note as follows: (i) any Daily BSBY Floating Rate Option advances or Benchmark Option advances which have the same Interest Period under the same advance shall constitute one Borrowing Tranche, and (ii) all Base Rate Loans shall constitute one Borrowing Tranche.

“BSBY Rate” means (a) for any Interest Period with respect to a BSBY Rate Loan, the rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100th of 1%) (i) the rate per annum equal to BSBY Screen Rate two (2) Business Days prior to the first day of such Interest Period and having a term comparable to such Interest Period; provided that if the rate is not published on such determination date, then the rate per annum for purposes of this clause (i) shall be the BSBY Screen Rate on the first Business Day immediately prior thereto, by (ii) a number equal to 1.00 minus the BSBY Reserve Percentage; provided, further, if the BSBY Rate, determined as provided above, would be less than the Floor, then the BSBY Rate shall be deemed to be the Floor. The BSBY Rate shall be adjusted automatically without notice to the Borrower Representative on and as of the effective date of any change in the BSBY Reserve Percentage.

“BSBY Rate Loan” means a Loan that bears interest based on the BSBY Rate.

“BSBY Reserve Percentage” shall mean, as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to BSBY Screen Rate funding.

“BSBY Screen Rate” means the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Bank from time to time).

“Business Day” shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Cleveland, Ohio; provided that, (i) when used in connection with an amount that bears interest at a rate based on BSBY or any direct or indirect calculation or determination of BSBY, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day and (ii) if the applicable Business Day relates to any direct or indirect calculation or determination of, or is used in connection with any interest rate settings, fundings, disbursements, settlements, payments, or other dealings with respect to any RFR Loan, the term “Business Day” means any such day that is also an RFR Business Day.

“Change of Control” shall mean (a) the Ruhlman Family shall cease to own directly or beneficially at least 25% of the outstanding voting Equity Interests of PLP on a fully diluted basis, in each case free and clear of all liens or other encumbrances; (b) PLP shall cease to own, free and clear of all liens or other encumbrances, at least the percentage of the outstanding voting Equity Interests of each of its subsidiaries on a fully diluted basis as is indicated on the corporate structure chart delivered to Bank in connection with the initial closing of the Loan Agreement (as hereinafter defined); (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of PLP or any of its subsidiaries, as the case may be, by Persons who were neither (i) nominated by the board of directors of such entity nor (ii) appointed by directors so nominated; (d) the acquisition of direct or indirect Control of PLP by any Person or group other than the Ruhlman Family; or (e) PLP shall cease to own, free and clear of all liens or other encumbrances 100% of the outstanding voting Equity Interests of PLP Australia, PLP Poland, and PLP Austria.

“Company” shall have the meaning ascribed thereto in the Loan Agreement (as hereinafter defined).

“Conforming Changes” means, with respect to the BSBY Screen Rate, BSBY Rate or Daily BSBY Floating Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of the BSBY Screen Rate, BSBY Rate or Daily BSBY Floating Rate or such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of the BSBY Screen Rate, BSBY Rate or Daily BSBY Floating Rate or the Benchmark

Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of this Note and the other Loan Documents).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily BSBY Floating Rate” means, for any day, a rate of interest per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100th of 1%) (a) the BSBY Screen Rate for such day for a term of one (1) month, by (b) a number equal to 1.00 minus the BSBY Reserve Percentage; provided, that if the Daily BSBY Floating Rate, determined as provided above, would be less than the Floor, then the Daily BSBY Floating Rate shall be deemed to be the Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily BSBY Floating Rate without notice to the Borrower Representative.

“Daily BSBY Floating Rate Loan” means a Loan that bears interest at a rate based on the Daily BSBY Floating Rate.

“Daily BSBY Floating Rate Option” means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 2(ii).

“Daily Simple RFR” means, for any day (an “RFR Day”), a rate per annum determined by the Bank, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Daily Simple RFR below by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100 of 1%) (a) the applicable Daily Simple RFR set forth below by (b) a number equal to 1.00 minus the RFR Reserve Percentage: Euro, €STR for the day (such day, adjusted as applicable as set forth herein, the “€STR Lookback Day”) that is two (2) Business Days prior to (A) if such RFR Day is a Business Day, such RFR Day or (B) if such RFR Day is not a Business Day, the Business Day immediately preceding such RFR Day, in each case, as such €STR is published by the €STR Administrator on the €STR Administrator’s Website; provided that if the sum of the adjusted rate as determined above plus the applicable RFR Adjustment would be less than the Floor, such rate shall be deemed to be the Floor for purposes of the Agreement. The adjusted Daily Simple RFR rate for each outstanding RFR Loan shall be adjusted automatically as of the effective date of any change in the RFR Reserve Percentage. The Bank shall give prompt notice to the Borrower Representative of the adjusted Daily Simple RFR as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

If by 5:00 pm (local time for the applicable RFR) on the second (2nd) Business Day immediately following any Daily Simple RFR Lookback Day, the RFR in respect of such Daily Simple RFR Lookback Day has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement for the applicable Daily Simple RFR has not been instituted in accordance with the provisions of the Agreement, then the RFR for such Daily Simple RFR Lookback Day will be the RFR as published in respect of the first preceding Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrowers.

“Daily Simple RFR Lookback Days” means, €STR Lookback Day.

“Daily Simple RFR Option” means the option of the Borrowers to have Loans bear interest at the rate and under the terms specified in Section 2(e)(B) [Daily Simple RFR Option].

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Bank in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Bank decides that any such convention is not administratively feasible for the Bank, then the Bank may establish another convention in its reasonable discretion.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in an Affected Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Affected Currency last provided (either by publication or otherwise provided to the Bank, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates as determined by the Bank, as applicable, from time to time) on the date that is the applicable Daily RFR Lookback Day (for amounts relating to RFR Loans and Letters of Credit denominated in an Affected Currency to which a Daily Simple RFR would apply) immediately preceding the date of determination, or otherwise on the date which is two (2) Business Days immediately preceding the date of determination or otherwise with respect to Loans to which any other Interest Rate Option applies, the lookback date applicable thereto (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Bank, as applicable using any method of determination it deems appropriate in its sole discretion) and (b) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Bank, as applicable, using any method of determination it deems appropriate in its sole discretion. Any determination by the Bank pursuant to this definition shall be conclusive absent manifest error.

“Early Opt-in Election” means, if the then-current Benchmark is the BSBY Rate, the occurrence of:

(1)
a determination by the Bank that at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate, and

(2)
the election by the Bank to trigger a fallback from the BSBY Rate and the provision by the Bank of written notice of such election to the Borrowers.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“€STR” means a rate equal to the Euro Short Term Rate as administered by the €STR Administrator.

“€STR Administrator” means the European Central Bank (or any successor administrator of the Euro Short Term Rate).

“€STR Administrator’s Website” means the European Central Bank’s website, currently at http://www.ecb.europa.eu, or any successor source for the Euro Short Term Rate identified as such by the €STR Administrator from time to time.

“Euro” or “€” mean the single currency of the Participating Member States.

“Fallback Rate” means the Base Rate.

“Federal Funds Open Rate” shall mean, for any day, the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Bank (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Federal Funds Open Rate without notice to the Borrowers.

“Floor” means a rate of interest per annum equal to zero basis points (0%).

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“IOSCO Principles” means the International Organization of Securities Commissions’ (IOSCO) Principles for Financial Benchmarks, as the same may be amended or supplemented from time to time.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Official Body” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Polish Zloty Loan Interest Period” shall mean, as to any advance to which WIBOR applies, the period of thirty (30) days, commencing on the date of disbursement of an advance (or the date of conversion of an advance to WIBOR, as the case may be) and each successive period of thirty (30) days thereafter; provided that, if a Polish Zloty Loan Interest Period would end on a day which is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Polish Zloty Loan Interest Period shall end on the next preceding Business Day.

“Prime Rate” shall mean the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“Published Rate” shall mean the one-month Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published by Bloomberg or another commercially available source providing such quotations as may be designated by the Bank from time to time.

“Reference Time” means, with respect to any setting of the then-current Benchmark, the time determined by the Bank in its reasonable discretion.

“Relevant Governmental Body” means (A) with respect to a Benchmark Replacement in respect of Loans denominated in any Affected Currency, (1) the central bank for the Affected Currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the Affected Currency in which such Benchmark Replacement is denominated, (B) with respect to any currency other than any Affected Currency any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof and (B) the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Euro, €STR.

“RFR Adjustment” means with respect to RFR Loans or Term RFR Rate Loans, the adjustment set forth in the table below corresponding to such Affected Currency for the corresponding Daily Simple RFR Option or Term RFR Option:

Currency	Adjustment to Daily Simple RFR	Adjustment to Term RFR
Euros	0.0456%	0.0456%

“RFR Administrator” means the €STR Administrator.

“RFR Administrator’s Website” means the €STR Administrator’s Website.

“RFR Business Day” means as applicable, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Euro, a TARGET Day.

“RFR Loan” means an advance under this Note that bears interest at a rate based on a Daily Simple RFR or, after the replacement of the then-current Benchmark for any Affected Currency for all purposes hereunder or under any Loan Document with a Term RFR pursuant to Section 2(vii)(P) [Term RFR Transition Event], the Term RFR for such Affected Currency, as the context may require.

“RFR Reserve Percentage” means as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to RFR Loans.

“Ruhlman Family” shall mean Barbara P. Ruhlman Irrevocable Trust Dated July 29, 2008, Barbara P. Ruhlman, Robert G. Ruhlman, Abigail Ruhlman, Randall M. Ruhlman, J. Ryan Ruhlman, Maegan A. R. Cross, and each of such individual’s offspring.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euros.

“Term RFR” means, with respect to the applicable Affected Currency for any Interest Period, a rate per annum determined by the Bank, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to any applicable Term RFR Forward Looking

Rate by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100 of 1%) (a) the applicable Term RFR Forward Looking Rate by (b) a number equal to 1.00 minus the Term RFR Reserve Percentage; provided that if the sum of the adjusted rate as determined above plus the applicable RFR Adjustment would be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Note. The adjusted Term RFR rate for each outstanding Term RFR Rate Loan shall be adjusted automatically as of the effective date of any change in the Term RFR Reserve Percentage. The Bank shall give prompt notice to the Borrower Representative of the adjusted Term RFR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

“Term RFR Forward Looking Rate” means, with respect to the applicable Affected Currency for any Interest Period, the forward-looking term rate for a period comparable to such Interest Period based on the RFR for such Affected Currency that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Bank in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Bank.

“Term RFR Notice” means a notification by the Bank to the Borrower Representative of the occurrence of a Term RFR Transition Event.

“Term RFR Option” means the option of the Borrower Representative to have advanced under this Note bear interest at the rate and under the terms specified in Section 2(e)(A) [Term RFR Option].

“Term RFR Rate Loan” means a Loan in an Affected Currency that bears interest at a rate based on Term RFR.

“Term RFR Transition Date” means, in the case of a Term RFR Transition Event, the date that is set forth in the Term RFR Notice provided to the Borrowers pursuant to Section 2(vii)(P) [Term RFR Transition Event], which date shall be at least 30 (thirty) calendar days from the date of the Term RFR Notice.

“Term RFR Transition Event” means, with respect to the applicable Affected Currency for any Interest Period, the determination by the Bank that (a) the applicable Term RFR for such Affected Currency is determinable for each Available Tenor, (b) the administration of such Term RFR is administratively feasible for the Bank, (c) the RFR Administrator publishes, publicly announces or makes publicly available that such Term RFR is administered in accordance with the IOSCO Principles, (d) such Term RFR is used as a benchmark rate in at least five currently outstanding syndicated credit facilities denominated in the applicable Affected Currency (and such syndicated credit facilities are identified and are publicly available for review), and (e) such Term RFR is recommended for use by a Relevant Governmental Body.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Bank to the Borrowers of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Bank that (1) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each

Available Tenor, (2) the administration of Term SOFR is administratively feasible for the Bank and (3) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with this Note that is not Term SOFR.

“U.S. Government Securities Business Day” means any day except for (A) a Saturday or Sunday or (B) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“WIBOR” shall mean, in relation to any Advance denominated in Zloty and any Polish Zloty Loan Interest Period:

(a) a rate per annum determined by the Bank to be equal to the WIBOR Screen Rate (rounded upwards to five decimal places); or

(b) in the event that no such WIBOR Screen Rate is available, the rate per annum determined by the Bank to be the arithmetic mean (rounded upwards to five decimal places) of the rates offered by prime banks in the Warsaw interbank market for deposits in the relevant Currency and with a term equivalent to such Polish Zloty Loan Interest Period, in each case, at or about 11 a.m. (Warsaw time) on the first day of the relevant Polish Zloty Loan Interest Period.

“WIBOR Screen Rate” shall mean the percentage rate per annum determined by the Polish Association of Banking Dealers (Stowarzyszenie Dealerow Bankowych ACI Polska), as displayed on the appropriate page of the Reuters screen (and, if such page is replaced or service ceases to be available, the Bank may specify another page or service displaying the appropriate rate).

“Zloty” shall mean the lawful currency of Poland.

The foregoing notwithstanding, it is understood that the Borrowers may select different Options to apply simultaneously to different portions of the advances and may select up to six (6) different Borrowing Tranches to apply simultaneously to different portions of the advances bearing interest under the Daily BSBY Floating Rate Option or Benchmark Option. Interest hereunder will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

3. Interest Rate Election. Subject to the terms and conditions of this Note, at the end of each interest period applicable to any advance, the Borrower Representative may renew the Option applicable to such advance or convert such advance to a different Option; provided that, during any period in which any Event of Default (as hereinafter defined) has occurred and is continuing, any advances bearing interest under the Daily BSBY Floating Rate Option or the Benchmark Option shall, at the Bank’s sole discretion, be converted at the end of the applicable Interest Period (or Available Tenor with respect to Term SOFR) (or immediately in the case of the Benchmark Option other than one with Term SOFR) to the Base Rate Option and the Daily BSBY Floating Rate Option and the Benchmark Option will not be available to the Borrowers with respect to any new advances (or with respect to the conversion or renewal of any existing advances) until such Event of Default has been cured by the Borrowers or waived by the Bank. The Borrower Representative shall notify the Bank of each election of an Option, each conversion from one Option to another, the amount of the advances then outstanding to be allocated to each Option and where relevant the interest periods therefor. In the case of converting to the Daily BSBY Floating Rate Option or the Benchmark Option, such notice shall be given at least three (3) Business Days prior to the commencement of any Interest Period or when the Borrower Representative would like to commence the Benchmark Option, as the case may be. If no interest period is specified in any such notice for which the resulting advance is to bear interest under the Daily BSBY Floating Rate Option, the Borrower Representative shall be deemed to have selected an Interest Period of one month’s duration. If no notice of election, conversion or renewal is timely received by the Bank with respect to any advance, the Borrower Representative shall be deemed to have elected the Base Rate Option. Any such election shall be promptly confirmed in writing by such method as the Bank may require.

4. Advance Procedures. A request for advance made by telephone must be promptly confirmed in writing by such method as the Bank may require. Each Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of the CFO, VP – Finance, Controller, General Counsel, or Treasury Manager providing such instructions. Each Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, the interest rate and interest period applicable thereto, as well as the date and amount of each payment; provided, however, that failure to make any such entry shall in no way detract from Borrowers’ obligations under this Note.

5. Payment Terms; Commitment Fee. The Borrowers shall pay accrued interest on the unpaid principal balance of this Note in arrears: (a) for the portion of advances bearing interest under the Base Rate Option and the Benchmark Option (other than Term SOFR), on the first day of each month during the term hereof, (b) for the portion of advances bearing interest under the Daily BSBY Floating Rate Option or Term SOFR with respect to the Benchmark Option, on the last day of the respective Interest Period or Available Tenor, as applicable, for such advance, (c) if any Interest Period or Benchmark Option Available Tenor is longer than three (3) months, then also on the three (3) month anniversary of such interest period and every three (3) months thereafter, and (d) for all advances, at maturity, whether by acceleration of this Note or otherwise, and after maturity, on demand until paid in full. All outstanding principal and accrued interest hereunder shall be due and payable in full on the Expiration Date. All advances under this Note shall be repaid and each payment of interest thereon shall be paid in the currency in which such advance was made. If for any reason any Borrower is prohibited by any law, rule, regulation or any other reason from making any required payment hereunder or under any of the other Loan Documents in an Agreed Foreign Currency, such Borrower will make such payment in Dollars in the Dollar Amount of such Agreed Foreign Currency payment amount.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State where the Bank’s office indicated above is located, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment. Each Borrower hereby authorizes the Bank to charge such Borrower’s deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

The Borrowers shall pay to the Bank quarterly in arrears, on the last day of each calendar quarter, a commitment fee in the amount of the product of twenty (20) basis points (0.20%) per annum multiplied by the average daily unused amount of the Facility during the most recently ended quarter.

Notwithstanding anything to the contrary set forth herein or in any of the other Loan Documents, if, after the making of any advance under this Note in any currency other than Dollars, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which such advance was made (the "Original Currency") no longer exists or a Borrower is not able to make payment to the Bank in such Original Currency, then all payments to be made by such Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

6. Late Payments; Default Rate. If any Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within fifteen (15) calendar days of the date due and payable, such Borrower also shall pay to the Bank a late charge equal to the lesser of five percent (5%) of the amount of such payment or $100.00 (the “Late Charge”). Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, each advance outstanding under this Note shall bear interest at a rate per annum (based on the actual number of days that principal is outstanding over a year of 360 days) which shall be two percentage points (2%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. Each Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

7. Prepayment; Reduction of Facility. The Borrowers shall have the right to prepay any advance hereunder at any time and from time to time, in whole or in part; subject, however, to payment of any break funding indemnification amounts owing pursuant to paragraph 8 below. The Borrowers shall have the right to reduce the Facility from time to time in a minimum of $1,000,000 increments.

8. Yield Protection; Break Funding Indemnification. The Borrowers shall pay to the Bank on written demand therefor, together with the written evidence of the justification therefor, all direct costs incurred, losses suffered or payments made by Bank by reason of any change in law or regulation or its interpretation imposing any reserve, deposit, allocation of capital, or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets. In addition, each Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any advance (or any part thereof) bearing interest under the Daily BSBY Floating Rate Option) which the Bank sustains or incurs as a consequence of either (i) any Borrower’s failure to make a payment on the due date thereof, (ii) any Borrower’s revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Bank to request, convert, renew or prepay any advance bearing interest under the Daily BSBY Floating Rate Option, or (iii) any Borrower’s payment or prepayment (whether voluntary, after acceleration of the maturity of this Note or otherwise) or conversion of any advance bearing interest under the Daily BSBY Floating Rate Option on a day other than the last day of the applicable Interest Period. A notice as to any amounts payable pursuant to this paragraph given to any Borrower by the Bank shall, in the absence of manifest error, be conclusive and shall be payable upon demand. Each Borrower’s indemnification obligations hereunder shall survive the payment in full of the advances and all other amounts payable hereunder.

9. Other Loan Documents. This Note is issued in connection with the Amended and Restated Loan Agreement between the Borrowers and the Bank, dated as of September 24, 2015 (as further amended, modified or renewed from time to time, the “Loan Agreement”), and the other agreements and documents now or hereafter executed and/or delivered in connection herewith or therewith or referred to herein or therein (including, without limitation, the subject LCs), the terms of which are incorporated herein by reference (this Note, the Loan Agreement, and such other agreements and documents, each as amended, modified or renewed from time to time, being collectively referred to as the “Loan Documents”), and is secured by the property (if any) described in the Loan Documents and by such other collateral as previously may have been or may in the future be granted to the Bank to secure this Note. Capitalized and other terms not defined herein shall have the meanings ascribed to them in the other Loan Documents.

10. Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) (A) the nonpayment of (1) any principal under this Note when due and (2) interest, other indebtedness or any other amounts payable under this Note or any of the other Loan Documents (other than reimbursements referred to in clause (i)(B) of this Section 10) within ten (10) days after the same is due, and (B) failure to reimburse the Bank for any draft or other item paid by Bank pursuant to or otherwise in respect of any subject LC when obligated to do so; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor’s failure to observe or perform any covenant or other agreement, under or contained in any Loan Document or any other document now or in the future, relating to, evidencing or securing any debt, liability or obligation of any Obligor to the Bank; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank or the cessation of all or a substantial part of the business operations of any Obligor; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt, provided that this subsection shall not apply if and only so long as the aggregate unpaid principal balance of all such indebtedness in default does not exceed five million dollars ($5,000,000) at any one time outstanding; in this subsection, "default" means that (A) there shall have occurred (or shall exist) in respect of the indebtedness in question any event, condition or other thing that constitutes, or that with the giving of notice or the lapse of any applicable grace period or both would constitute, a default which accelerates (or permits any creditor or creditors or representative or creditors to accelerate) the maturity of any such indebtedness, (B) any such indebtedness (other than any payable on demand) shall not have been paid in full at its stated maturity, or (C) any such indebtedness payable on demand shall not have been paid in full within ten (10) banking days after any actual demand for payment); (vi) if at any time (A) the aggregate of all undischarged final judgments (excluding final judgments the execution of which, on the date of determination, are effectively stayed) against the Obligors or any thereof for the payment of money shall exceed $5,000,000 or (B) the aggregate of all liabilities of the Obligors arising from defaults under ERISA (as defined in the Loan Agreement) shall exceed $5,000,000; (vii) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (viii) any material adverse change in any Obligor’s business, assets, operations, financial condition or results of operations; (ix) any Obligor ceases doing business as a going concern; (x) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect; (xi) if this Note or any guarantee executed by any Obligor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the Bank’s opinion at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated below that required pursuant to the Loan Documents or, if no specific value is so required, then in an amount deemed material by the Bank; (xii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; or (xiii) the occurrence of a Change of Control. As used herein, the term “Obligor” means any Borrower, and any guarantor of the Borrowers’ obligations to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence and during the continuance of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law.

11. Power to Confess Judgment. Each Borrower hereby irrevocably authorizes any attorney‑at‑law, including an attorney employed by or retained and paid by the Bank, to appear in any court of record in or of the State of Ohio, or in any other state or territory of the United States, at any time after the indebtedness evidenced by this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process and to confess a judgment against any Borrower in favor of the Bank, and/or any assignee or holder hereof for the amount of principal and interest and expenses then appearing due from the Borrowers under this Note, together with costs of suit and thereupon to release all errors and waive all right of appeal or stays of execution in any court of record. Each Borrower hereby expressly (i) waives any conflict of interest of the attorney(s) retained by the Bank to confess judgment against any Borrower upon this Note, and (ii) consents to the receipt by such attorney(s) of a reasonable legal fee from the Bank for legal services rendered for confessing judgment against any Borrower upon this Note. A copy of this Note, certified by the Bank, may be filed in each such proceeding in place of filing the original as a warrant of attorney.

12. Right of Setoff. In addition to all liens upon and rights of setoff against any Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrowers’ obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and each Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of such Borrower’s right, title and interest in and to, all of such Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrowers. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

13. Indemnity. Each Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or Governmental Authority (including any person or entity claiming derivatively on behalf of any Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by any Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or Governmental Authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. Any Borrower may participate at its expense in the defense of any such action or claim.

14. Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree. Without limiting the foregoing, first-class mail, facsimile transmission, electronic mail and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this paragraph. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Borrowers from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. The Borrowers agree to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. Each Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. Each Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind each Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that no Borrower may assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase the specified currency with such other currency at the Bank’s main office on the Business Day preceding that on which final, non‑appealable judgment is given. The obligations of the Borrowers in respect of any sum due to the Bank hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by Bank of any sum adjudged to be so due in such other currency Bank may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to Bank in the specified currency, the Borrowers agree, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify Bank against such loss, and if the amount of the specified currency so purchased exceeds the sum originally due to Bank in the specified currency Bank agrees to remit such excess to the Borrowers.

If, as a result of the implementation of the European monetary union, (i) any Agreed Foreign Currency ceases to be lawful currency of the nation issuing the same and is replaced by the Euro, or (ii) any Agreed Foreign Currency and the Euro are at the same time recognized by any Governmental Authority of the nation issuing such currency as lawful currency of such nation and the Bank shall so request in a notice delivered to the Borrower Representative, then any amount payable hereunder by any party hereto in such Agreed Foreign Currency shall instead be payable in the Euro and the amount so payable shall be determined by translating the amount payable in such Agreed Foreign Currency to the Euro at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union. Prior to the occurrence of the event or events described in clauses (i) and (ii) of the preceding sentence, each amount payable hereunder in any Agreed Foreign Currency will, except as otherwise provided herein, continue to be payable only in that Agreed Foreign Currency.

Each Borrower agrees, at the request of the Bank to compensate the Bank for any loss, cost, expense or reduction in return that the Bank shall reasonably determine shall be incurred or sustained by Bank as a result of the implementation of European monetary union and that would not have been incurred or sustained but for the transactions provided for herein. A certificate of the Bank setting forth the Bank’s determination of the amount or amounts necessary to compensate the Bank shall be delivered to the Borrower Representative and shall be conclusive absent manifest error so long as such determination is made on a reasonable basis. The Borrowers shall pay the Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Each Borrower agrees, at the time of or at any time following the implementation of any changes to the European monetary union, to use reasonable efforts to enter into an agreement amending this Note in order to reflect the implementation of such changes, and to place the Bank and the Borrowers in the position with respect to the settlement of payments of the Euro as they would have been with respect to the settlement of the Agreed Foreign Currency it replaced.

This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located. This Note will be interpreted and the rights and liabilities of the Bank and the Borrowers determined in accordance with the laws of the State where the Bank’s office indicated above is located, excluding its conflict of laws rules. Each Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against any Borrower individually, against any security or against any property of any Borrower within any other county, state or other foreign or domestic jurisdiction. Each Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrowers. Each Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

15. Anti-Money Laundering/International Trade Law Compliance. Each Borrower represents and warrants to the Bank, as of the date of this Note, the date of each advance of proceeds under the Facility, the date of any renewal, extension or modification of the Facility, and at all times until the Facility has been terminated and all amounts thereunder have been indefeasibly paid in full, that: (a) no Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (b) the proceeds of the Facility will not be used to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority; (c) the funds used to repay the Facility are not derived from any unlawful activity; and (d) each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws. Each Borrower covenants and agrees that it shall immediately notify the Bank in writing upon the occurrence of a Reportable Compliance Event.

As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means each Borrower, its affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of each Borrower acting in any capacity in connection with the Facility; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

16. WAIVER OF JURY TRIAL. Each Borrower irrevocably waives any and all rights such Borrower may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents. Each Borrower acknowledges that the foregoing waiver is knowing and voluntary.

Each Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[Remainder of Page Intentionally Left Blank]

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WARNING‑BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

WITNESS / ATTEST:		PREFORMED LINE PRODUCTS COMPANY

By:	/s/ Andrew S. Klaus	By:	/s/ Robert G. Ruhlman
Name:	Andrew S. Klaus	Name:	Robert G. Ruhlman
		Title:	Chairman

WARNING‑BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

WITNESS / ATTEST:		PREFORMED LINE PRODUCTS (AUSTRALIA) PTY LTD

By:	/s/ Andrew S. Klaus	By:	/s/ Robert G. Ruhlman
Name:	Andrew S. Klaus	Name:	Robert G. Ruhlman
		Title:	Chairman

WARNING‑BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

WITNESS / ATTEST:		BELOS-PLP S.A.

By:	/s/ Andrew S. Klaus	By:	/s/ Robert G. Ruhlman
Name:	Andrew S. Klaus	Name:	Robert G. Ruhlman
		Title:	Chairman

WARNING‑BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

WITNESS / ATTEST:		PLP SUBCON GMBH.

By:	/s/ Andrew S. Klaus	By:	/s/ Robert G. Ruhlman
Name:	Andrew S. Klaus	Name:	Robert G. Ruhlman
		Title:	Chairman